Exhibit 10.1

GREEN PLAINS RENEWABLE ENERGY, INC.

SHORT-TERM INCENTIVE PLAN

ARTICLE I

GENERAL

Section 1.1

Purpose.

The purpose of the Green Plains Renewable Energy, Inc. Short-Term Incentive Plan (the "STIP") is to attract and retain highly qualified individuals as executive officers of Green Plains Renewable Energy, Inc. (the "Company") and its subsidiaries, and to obtain from each the best possible performance in order to achieve particular business objectives established for the Company and its subsidiaries considered to be key to the creation of shareholder value.

Section 1.2

Administration.

The STIP shall be administered by the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board"). The Committee may adopt such rules and guidelines as it may deem appropriate in order to carry out the purposes of the STIP. All questions of interpretation, administration and application of the STIP shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of the majority shall be final and binding in all matters relating to the STIP. The Committee shall have authority to determine the terms and conditions of the Awards granted to eligible persons specified in Section 1.3 below.

Section 1.3

Eligibility.

Subject to Section 2.3, Awards may be granted only to employees of the Company or any of its subsidiaries who are employed on or before December 31 of a Performance Period (defined below) at the level of Vice President or at a more senior level and who are selected for participation in the STIP for such Performance Period by the Committee. A qualifying employee so selected shall be a "Participant" in the STIP.

ARTICLE II

AWARDS

Section 2.1

Awards.

The Committee may grant annual performance-based awards ("Awards") to Participants with respect to each fiscal year of the Company, or a portion thereof (each such fiscal year or a portion thereof to constitute a "Performance Period"), subject to the terms and conditions of the STIP. Awards shall be in the form of cash compensation. Within 90 days after the beginning of a Performance Period, the Committee shall establish (a) performance goals and objectives ("Performance Targets") for the Company and the subsidiaries thereof for such Performance Period, (b) target awards ("Target Awards") for each Participant, which shall be a specified percent of base salary for the various Performance Targets and (c) any other objective methods for determining the applicable performance criteria (such as individual goals and objectives and external market conditions). The Committee shall specify the Performance Targets applicable to each Participant for each Performance Period and shall further specify the portion of the Target Award to which each Performance Target shall apply.

Section 2.2

Performance Targets.

Performance Targets established by the Committee each year shall be based on one or more of the following business criteria: (a) a pay for performance philosophy, taking into account Company risk in establishment of goals and objectives, (b) market competitiveness, (c) employee retention and attraction, and (d) achievement of business strategy.

Section 2.3

Employment Requirement.

To be eligible to receive payment of an Award, the Participant must have remained in the continuous employ of the Company or its subsidiaries through the end of the applicable Performance Period and remain employed on the payment date, provided that, in the event that the Participant's employment terminates during the Performance Period due to death, disability or retirement, the Committee may, at its sole discretion, authorize the Company or the applicable subsidiary to pay an Award in full or on a prorated basis. For purposes of this Section 2.3, the terms "disability", "retirement" and "cause" shall have the meaning set forth in the Green Plains Renewable Energy, Inc. 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan”).

Section 2.4

Payment of Awards.

Payment of Awards shall be made by the Company as soon as administratively practical following the certification by the Committee of the extent to which the applicable Performance Targets have been achieved and the determination of the actual Awards. All Awards under the STIP are subject to withholding, where applicable, for federal, state and local taxes.

Section 2.5

Adjustment of Awards.

In the event of the occurrence during the Performance Period of any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-off, combination, liquidation, dissolution, sale of assets, other similar corporate transaction or event, any changes in applicable tax laws or accounting principles, or any unusual, extraordinary or nonrecurring events involving the Company which distorts the performance criteria applicable to any Performance Target, the Committee, in its sole discretion, may adjust the calculation of the performance criteria, and the applicable Performance Targets as is necessary to prevent reduction or enlargement of Participants' Awards under the STIP for such Performance Period attributable to such transaction or event. Such adjustments shall be conclusive and binding for all purposes.

ARTICLE III

MISCELLANEOUS

Section 3.1

No Rights to Awards or Continued Employment.

No employee of the Company or any of its subsidiaries shall have any claim or right to receive Awards under the STIP. Neither the STIP nor any action taken under the STIP shall be construed as giving any employee any right to be retained by the Company or any subsidiary of the Company.

Section 3.2

Restriction on Transfer.

The rights of a Participant with respect to Awards under the STIP shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution.

Section 3.3

Source of Payments.

The Company and its subsidiaries shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the STIP. To the extent any person acquires any rights to receive payments hereunder from the Company or any of its subsidiaries, such rights shall be no greater than those of an unsecured creditor.

Section 3.4

Effective Date; Term; Amendment.

The STIP is effective as of January 1, 2010, and shall remain in effect until such time as it shall be terminated by the Board of Directors of the Company. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the STIP in whole or in part.

Section 3.5

Prohibited or Unenforceable Provisions.

Any provision of the STIP that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the STIP.

Section 3.6

Books and Records; Expenses.

The books and records to be maintained for the purpose of the Plan shall be maintained under the supervision and control of the Committee.  All calculations and financial accounting matters relevant to this Plan shall be determined in accordance with GAAP, except as otherwise directed by the Committee. All expenses of administering the Plan shall be paid by the Company from the general funds of the Company.

Section 3.7

Beneficiaries.

Each Participant shall have the right to designate in writing a beneficiary (a “Beneficiary”) to succeed to his right to receive payments hereunder in the event of his death. In case of a failure of designation or the death of a designated Beneficiary without a designated successor, payments shall be made to the Participant’s estate.  Beneficiaries may be changed by the Participant in writing without the consent of any prior Beneficiaries.

Section 3.8

No Attachment.

To the extent permitted by law, the right of any Participant or any Beneficiary in any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or Beneficiary; and any such benefit or payment shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

Section 3.9

No Liability.

No member of the Board or of the Committee and no officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company.

Section 3.10

No Fiduciary Relationship.

Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship.  To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

Section 3.11

Interpretation of Plan.

The Committee shall have sole and absolute discretion and authority to interpret all provisions of this Plan and to resolve all questions arising under this Plan; including, but not limited to, determining whether any person is eligible under this Plan, whether any person shall receive any payments pursuant to this Plan, and the amount of any payments to be made pursuant to this Plan.  Any interpretation, resolution or determination of the Committee shall be final and binding upon all concerned and shall not be subject to review.

Section 3.12

Not Exclusive.

The Company may provide for and pay bonuses outside the terms of this Plan.

Section 3.13

Governing Law.

The STIP and all rights and Awards hereunder shall be construed in accordance with and governed by the laws of the State of Nebraska.

Section 3.14

Construction

All terms used herein, not defined herein, shall have the meaning set forth in the 2009 Equity Incentive Plan.  In the event of a conflict in interpretation between the STIP and the 2009 Equity Incentive Plan, the 2009 Equity Incentive Plan shall control.

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